Exhibit 99.2

CROSSVIEW, INC.

UNAUDITED CONDENSED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2015 AND 2014

CROSSVIEW, INC.

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

Table of Contents

Page
Unaudited Condensed Financial Statements

Balance sheets	2

Statements of operations and retained earnings	3

Statements of cash flows	4

Notes to the unaudited condensed financial statements	5-7

CROSSVIEW, INC.

CONDENSED BALANCE SHEETS

	(Unaudited) June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$7,246,558	$2,774,859
Accounts receivable, net	9,820,066	10,388,328
Prepaid expenses	—	221,572
Unbilled receivables	217,599	—
Other current assets	10,000	10,000

Total current assets	17,294,223	13,394,759

Property and equipment, net of accumulated depreciation of $341,374 in 2015 and $243,365 in 2014	354,738	394,088

Deferred software license fees	264,430	328,643

TOTAL ASSETS	$17,913,391	$14,117,490

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses and other current liabilities	$5,657,072	$1,841,959
Deferred revenue	—	772,765

Total current liabilities	5,657,072	2,614,724

Commitments and contingencies

Shareholders’ equity:
Common stock - $.01 par value; 10,000 shares authorized, 100 shares issued and outstanding	1	1
Retained earnings	12,256,318	11,502,765

Total shareholders’ equity	12,256,319	11,502,766

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$17,913,391	$14,117,490

See accompanying notes to condensed financial statements

CROSSVIEW, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

	2015	2014
Revenues	$18,881,647	$18,540,187
Operating expenses:
Payroll expenses	15,101,301	14,111,366
Payroll taxes and employee benefits	1,473,243	1,390,489
Estimated contract losses	—	1,384,404
Travel	282,514	368,710
Training and non-billable travel	259,430	372,920
Hosting expenses	291,769	188,896
Bad debts	179,800	105,742
Computer-related expenses	173,703	229,966
Professional fees	108,446	162,017
Depreciation	98,010	75,613
Advertising and promotion	78,207	65,704
Rent	65,070	59,910
Recruiting fees	56,916	340,901
Telephone	24,056	—
Other operating expenses	8,603	—

Total operating expenses	18,201,068	18,856,638

Income from operations	680,579	(316,451)

Other income:
Interest	72,974	3,482

Net income	753,553	(312,969)

Retained earnings - beginning	11,502,765	10,975,194

RETAINED EARNINGS - ENDING	$12,256,318	$10,662,225

See accompanying notes to condensed financial statements

CROSSVIEW, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

	2015	2014
Operating activities:
Net income	$753,553	$(312,969)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	98,010	75,613
Changes in assets and liabilities:
Accounts receivable	568,262	3,405,372
Prepaid expenses	221,572	(162,727)
Unbilled receivables	(217,599)	—
Deferred software license fees	64,213	—
Accrued expenses and other current liabilities	3,815,113	3,957,955
Deferred revenue	(772,765)	474,973

Net cash provided by operating activities	4,530,359	7,438,217

Cash used in investing activities:
Purchases of property and equipment	(58,660)	(186,902)

Net increase in cash and cash equivalents	4,471,699	7,251,315

Cash and cash equivalents - beginning	2,774,859	—

CASH AND CASH EQUIVALENTS - ENDING	$7,246,558	$7,251,315

See accompanying notes to condensed financial statements

CROSSVIEW, INC.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2015

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

CrossView, Inc. (the “Company”) is an S-corporation formed in the state of Florida. The Company provides cross-channel commerce solutions to enhance its customers’ brands and to support its customers’ overall marketing strategies. The Company’s services include hosting and managed services, systems integration, business and marketing strategy development, and design services.

Basis of presentation

The accompanying unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and applicable rules and regulations of Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not contain all information and footnotes required by US GAAP for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed interim financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present fairly the financial position of the Company as of June 30, 2015 and the results of operations and cash flows for the periods presented. The results of operations for the periods presented are not necessarily indicative of the operating results for the full respective fiscal years or any future period. These unaudited condensed interim financial statements should be read in conjunction with the audited condensed financial statements and notes thereto as of and for the year ended December 31, 2014.

Revenue recognition

The Company recognizes revenues when there is persuasive evidence of an arrangement, delivery has occurred or services are rendered, the sales price is fixed and determinable, and collectibility is reasonably assured.

Revenues from fixed-price, long-term contracts are recorded using the percentage-of- completion method once projects have progressed beyond the preliminary phase. Contract completion status is measured by the percentage of costs incurred to date compared to estimated total costs for each contract. This method is used because management considers costs incurred to date to be the best available measure of progress on contracts in progress. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Change orders that result from modification of an original contract are taken into consideration for revenue recognition when they result in a change of total contract value and are approved by the Company’s clients. Revenues relating to unapproved change orders are recognized when collected.

The liability “Deferred revenue” represents billings in excess of revenues earned.

Taxes collected from customers and remitted to governmental authorities are presented in the statement of income and retained earnings on a net basis.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company evaluates its estimates and assumptions on an on-going basis. Significant estimates and assumptions include the allowance for doubtful accounts, percentage of completion method of accounting and depreciable lives of property and equipment.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash balances. The Company places its cash with major financial institutions in accounts that at times may exceed the Federal Deposit Insurance Corporation’s limit. The Company has not incurred any losses on such accounts.

CROSSVIEW, INC.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2015

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents

Cash and cash equivalents consist primarily of cash on deposit and money market accounts that are readily convertible into cash and purchased with original maturities of three months or less.

Accounts receivable

Accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the creditworthiness, reputation, and past transaction history with the customer, among other factors, when determining the collectibility of specific contracts and has concluded that an allowance for doubtful accounts is not required as of June 30, 2015.

Income taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code and New York State tax law to be taxed as an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of a company’s taxable income. Therefore, no provision or liability for federal income tax has been included in the financial statements.

The Company recognizes and measures its unrecognized tax benefits in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes. Under that guidance, management assesses the likelihood that tax positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period, including the technical merits of those positions. The measurement of unrecognized tax benefits is adjusted when new information is available or when an event occurs that requires a change.

The Company files federal and state income tax returns. With few exceptions, the Company is no longer subject to federal or state income tax examinations by taxing authorities for years before 2012.

Property and equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The costs of assets sold, retired or otherwise disposed of, and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized.

Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from three - five years.

CROSSVIEW, INC.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2015

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent events

In accordance with FASB ASC 855, Subsequent Events, the Company has evaluated subsequent events through October 21, 2015, the date on which the financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in the financial statements, except for the asset purchase agreement disclosed in Note 3.

NOTE 2.	LITIGATION

In 2014, the Company was involved in litigation with a shareholder. The matter was settled on May 15, 2015, whereby the shareholder surrendered his shares of Company stock and relinquished all rights as a shareholder in exchange for a payment of $750,000. This amount was accrued in June 2014 and paid in June 2015. The settlement agreement also states that the former shareholder is entitled to additional compensation should the Company be sold on or before May 14, 2016. The Company has accrued $2.25 million as of June 30, 2015 as additional compensation based on the terms of the settlement agreement and the selling price of the Company. See Note 3.

The Company is also subject to various proceedings arising during the ordinary course of operations. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial condition.

NOTE 3.	ASSET PURCHASE AGREEMENT

On August 5, 2015, the Company entered into and consummated the transactions contemplated by an Asset Purchase Agreement (the “Purchase Agreement”) with PFSweb, Inc. (“PFS”), a publicly-traded company located in the United States. Pursuant to the terms of the Purchase Agreement, PFS purchased substantially all of the assets and assumed certain liabilities of the Company. In consideration of the transaction, PFS paid $30,700,000 in cash (subject to a post-closing balance sheet reconciliation) and issued 553,223 shares of unregistered PFS common stock. In addition, the Company will be entitled to receive future annual earn-out payments, based on the achievement of certain financial targets, as defined.

PFSweb, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of PFSweb, Inc. and its wholly owned subsidiaries and CrossView, Inc. (“CrossView”) after giving effect to PFSweb’s acquisition of CrossView that was completed on August 5, 2015 (the “Acquisition Date”). The unaudited pro forma condensed combined financial information gives effect to our acquisition of CrossView based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2015 is presented as if the acquisition of CrossView occurred on June 30, 2015. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2015 and the year ended December 31, 2014 are presented as if the acquisition occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of income, expected to have a continuing impact on the combined results.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date) as we finalize the valuations of the net tangible and intangible assets acquired.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined companies in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with PFSweb Inc.’s historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the six months ended June 30, 2015, the historical financial statements of CrossView for the year ended December 31, 2014, and the historical unaudited condensed financial statements of CrossView as of and for the six months ended June 30, 2015 contained in this Form 8-K/A.